Exhibit 99.1

Investor Relations
516-268-7460

DRIVE SHACK INC. ANNOUNCES SECOND QUARTER 2018 RESULTS AND DECLARES THIRD QUARTER 2018 PREFERRED STOCK DIVIDENDS

NEW YORK—(BUSINESS WIRE) — August 3, 2018 — Drive Shack Inc. (NYSE: DS; the “Company”) today reported the following information for the second quarter ended June 30, 2018.

BUSINESS HIGHLIGHTS
▪	Drive Shack – The Company opened its first venue in Orlando, Florida, in April 2018.
o	The Company has announced five additional venues to date, which are in various stages of development, and are expected to open throughout 2019 and early 2020.
▪	American Golf – As of June 30, 2018, the Company owned, leased or managed 74 golf properties across 12 states. These courses are located predominately in high-volume, top-tier cities across the U.S.
o
The Company is monetizing its 26 owned properties. As of the date of this release, 1 property was sold and 15 properties were under contract or had a letter of intent for purchase. The remaining properties are being actively marketed and the Company aims to achieve all sales by early 2019.

o
The Company entered the year aiming to terminate or restructure 14 of its lease agreements. During the first six months of the year, 2 properties have been terminated or converted to management agreements. The Company continues to pursue the remaining 12 agreements.

SECOND QUARTER 2018 FINANCIAL RESULTS
▪	GAAP Loss of $6 million, or $0.09 per share, for the three months ended June 30, 2018, compared to a loss of $6 million, or $0.09 per share, in the prior year corresponding period.
▪	GAAP Loss of $24 million, or $0.36 per share, for the six months ended June 30, 2018, compared to a loss of $20 million, or $0.31 per share, in the prior year corresponding period.
o
Year-over-year decrease is primarily due to lower interest income because of the repayment of the resorts-related loan and sale of agency securities, partially offset by stronger year-over-year performance in the traditional golf business.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Loss	$(6) million	$(6) million	$(24) million	$(20) million
GAAP Loss per WA Basic Share	$(0.09)	$(0.09)	$(0.36)	$(0.31)

WA:  Weighted Average

THIRD QUARTER 2018 PREFERRED STOCK DIVIDENDS

Drive Shack Inc.’s Board of Directors declared dividends on the Company's preferred stock for the period beginning August 1, 2018 and ending October 31, 2018. The dividends are payable on October 31, 2018 to holders of record of preferred stock on October 1, 2018. The Company will pay dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

EARNINGS CONFERENCE CALL
The Company’s management will host a conference call on Friday, August 3, 2018 at 9:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “7369948.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Friday, August 17, 2018 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “7369948.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Golf operations	$69,150	$60,639	$122,704	$106,935
Sales of food and beverages	21,854	20,721	34,960	33,566
Total revenues	91,004	81,360	157,664	140,501
Operating costs
Operating expenses	67,042	62,028	124,421	112,537
Cost of sales - food and beverages	6,193	6,009	10,233	10,041
General and administrative expense	10,268	7,058	19,462	14,545
Management fee to affiliate	—	2,677	—	5,354
Depreciation and amortization	4,315	5,972	9,863	11,765
Pre-opening costs	247	50	1,803	50
Impairment	—	32	1,473	32
Realized and unrealized (gain) loss on investments	(89)	3,287	(331)	6,676
Total operating costs	87,976	87,113	166,924	161,000
Operating income (loss)	3,028	(5,753)	(9,260)	(20,499)
Other income (expenses)
Interest and investment income	469	6,395	915	14,283
Interest expense, net	(4,601)	(5,131)	(8,650)	(10,565)
Other (loss) income, net	(3,699)	293	(4,105)	170
Total other income (expenses)	(7,831)	1,557	(11,840)	3,888
Loss before income tax	(4,803)	(4,196)	(21,100)	(16,611)
Income tax expense	—	510	—	1,049
Net Loss	(4,803)	(4,706)	(21,100)	(17,660)
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Loss Applicable to Common Stockholders	$(6,198)	$(6,101)	$(23,890)	$(20,450)

Loss Applicable to Common Stock, per share
Basic	$(0.09)	$(0.09)	$(0.36)	$(0.31)
Diluted	$(0.09)	$(0.09)	$(0.36)	$(0.31)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,977,104	66,874,155	66,977,104	66,858,155
Diluted	66,977,104	66,874,155	66,977,104	66,858,155

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2018
	(Unaudited)	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$125,659	$167,692
Restricted cash	3,859	5,178
Accounts receivable, net	9,877	8,780
Real estate assets, held-for-sale	165,261	2,000
Real estate securities, available-for-sale	2,425	2,294
Other current assets	25,171	21,568
Total Current Assets	332,252	207,512
Restricted cash, noncurrent	777	818
Property and equipment, net of accumulated depreciation	93,592	241,258
Intangibles, net of accumulated amortization	53,716	57,276
Other investments	21,901	21,135
Other assets	9,041	8,649
Total Assets	$511,279	$536,648

Liabilities and Equity
Current Liabilities
Obligations under capital leases	$5,158	$4,652
Membership deposit liabilities	8,972	8,733
Accounts payable and accrued expenses	44,506	36,797
Deferred revenue	10,614	31,207
Real estate liabilities, held-for-sale	9,651	—
Other current liabilities	15,145	22,596
Total Current Liabilities	94,046	103,985
Credit facilities and obligations under capital leases	112,268	112,105
Junior subordinated notes payable	51,204	51,208
Membership deposit liabilities, noncurrent	87,832	86,523
Deferred revenue, noncurrent	7,608	6,930
Other liabilities	5,480	4,846
Total Liabilities	$358,438	$365,597

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2018 and December 31, 2017	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,977,104 and 66,977,104 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	670	670
Additional paid-in capital	3,174,089	3,173,281
Accumulated deficit	(3,084,934)	(3,065,853)
Accumulated other comprehensive income	1,433	1,370
Total Equity	$152,841	$171,051

Total Liabilities and Equity	$511,279	$536,648

ABOUT DRIVE SHACK INC.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

FORWARD-LOOKING STATEMENTS
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and frequency of opening new Drive Shack venues, the Company’s ability to consummate the sales of its owned golf courses and the Company’s ability to terminate or restructure its lease agreements. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Drive Shack’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.